Exhibit 10.10
Share Transfer Agreement
     This agreement was entered into by the following parties in Shanghai on September 22, 2009:
     Transferor: Beijing A&I Advertising Company Limited (hereinafter referred to as “Party A”)
     Transferee: Beijing Auto Communication Information and Technology Company Limited (hereinafter referred to as “Party B”)
     The registered capital of Shanghai Cheng Chen Media Company Limited (hereinafter referred to as the “Target Company”) is RMB500,000, of which 350,000 was contributed by Party A, being 70% of the total. According to the applicable laws and regulations, through friendly negotiation, the parties agree upon the following:
     1. Subject and Price of the Share Transfer
     1.1 Party A transfers 70% of the shares (the “Shares”) that it owns in the Target Company to Party B in consideration of RMB350,000;
     1.2 Any other rights associated with the Shares shall be transferred together with the Shares.
     1.3 The Transferee shall make full payment to the Transferor within 5 days upon the execution of this agreement.
     2. Representations and Warranties
     Party A represents that it legally holds the Shares to be transferred pursuant to article 1.1 of this agreement. Party A has full and legal rights to dispose the Shares. There is no mortgage right or other security right upon the Shares to be transferred and no third party has claims upon the Shares.
     3. Liability for Breach of Agreement
     Any party in breach of this agreement shall compensate the other party for such other party’s damages caused by such breach.
     4. Dispute Settlement
     This agreement is governed by and shall be interpreted in accordance with the laws of the People’s Republic of China.
     Any dispute arising from the performance of or in relation to this agreement shall be settled through friendly negotiation by both parties. If such negotiation fails to reach an agreement, the dispute shall be arbitrated by the Shanghai Arbitration Commission.

     5. Miscellaneous
     5.1 This agreement shall be executed in three counterparts. Party A, Party B and the Target Company shall each hold an original in order to complete relevant legal procedures.
     5.2 This agreement takes effect only after it is affixed with seals by both parties.
     (Seals to follow)
Party B: (Seal) Beijing Auto Communication Information and
Technology Company Limited
Party A: (Seal) Beijing A&I Advertising Company Limited

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